UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

T REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2006, TREIT – Titan Plaza, L.P., a subsidiary of T REIT, Inc., et al, entered into a binding Agreement for Purchase and Sale of Real Property and Escrow Instructions, or the Agreement, for the sale of the Titan Building and Plaza property located in San Antonio, Texas, or the property, to Chase Merritt, L.P., an unaffiliated third party. We own a 48.5% interest in the property through our interest in TREIT –Titan Plaza, L.P. Pursuant to the terms of the Agreement, the total purchase price for the property is $15,300,000 and closing is subject to certain agreed upon conditions. We anticipate closing to occur in the third quarter of 2006 as provided for under the Agreement. However, there can be no assurance that we will be able to complete the disposition of the Titan Building and Plaza property.

The above description of the Agreement is qualified in its entirety by the terms of the Agreement attached hereto as Exhibit 10.1 of this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, Inc.

June 9, 2006	By:	/s/ Jack R. Maurer

Name: Jack R. Maurer
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions between TREIT-Titan Plaza, L.P., et al and Chase Merritt, L.P., dated June 7, 2006